UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14(a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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ACADEMY SPORTS AND OUTDOORS, INC.
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Academy Sports and Outdoors, Inc.
1800 N. Mason Road
Katy, TX 77449

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT
FOR ANNUAL MEETING TO BE HELD ON JUNE 3, 2021

May 10, 2021

This proxy statement supplement (this “Proxy Supplement”) updates the proxy statement (the “Proxy Statement”) filed by Academy Sports and Outdoors, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2021. The primary purpose of this Proxy Supplement is to provide subsequent information relating to recent changes to the compositions of the Company’s Board of Directors (the “Board”) and its Compensation Committee (the “Compensation Committee”) and its Nominating & Governance Committee (the “Governance Committee”), effective as of May 10, 2021 (the “Effective Date”).

This Proxy Supplement does not change any proposal set forth in the Proxy Statement and does not change the Board’s recommendations, or the Company’s view, on any of the proposals contained in the Proxy Statement. The Board continues to recommend a vote “FOR” all Class I director nominees in Proposal 1, “FOR” Proposals 2 and 3, and for “One Year” in Proposal 4, as more particularly described in the Proxy Statement. Except as updated by this Proxy Supplement, all information set forth in the Proxy Statement remains unchanged. Capitalized terms used but not defined herein have the meanings set forth in the Proxy Statement.
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Board Composition Changes

On the Effective Date, the Board appointed Beryl B. Raff to serve as an independent Class III director on the Board, effective as of the Effective Date. Ms. Raff fills a vacancy resulting from the resignations of Vishal V. Patel (a Class III director) and Aileen X. Yan (a Class II director), both designees of affiliates of Kohlberg Kravis Roberts & Co. L.P. (“KKR”), which became effective as of the Effective Date (the “Resignations”) in connection with a reduction in KKR’s holdings in the Company immediately following a secondary public offering that closed on the Effective Date. Contemporaneous with the Resignations, the Board approved a decrease in the size of the Board from ten directors to nine directors. As a Class III director, Ms. Raff’s term will end at the Company’s 2023 Annual Meeting of Stockholders. The Board also appointed Ms. Raff to the Compensation Committee, effective as of the Effective Date.

Ms. Raff, age 70, has spent over forty years in the retail industry developing her merchandising, senior executive management and board membership experience. Ms. Raff has been the Chairman and Chief Executive Officer of Helzberg Diamonds, a wholly owned subsidiary of Berkshire Hathaway Inc., since 2009. Before joining Helzberg Diamonds, from 2001 to 2009, Ms. Raff held senior merchandising positions with J.C. Penney Company, Inc. (“JC Penney”), most recently as Executive Vice President and General Merchandise Manager, where she was responsible for the day to day operation of the fine jewelry business and served on its Executive Board, which determined strategic direction and initiatives for JC Penney. Prior to JC Penney, Ms. Raff also was Chairman and Chief Executive Officer at Zale Corporation and held senior merchant positions at R. H. Macy & Company. Currently, Ms. Raff serves on the Board of Directors of Helen of Troy, Ltd., including on its Audit Committee and formerly on its Compensation Committee, and on the Board of Directors of Larry H. Miller Company, including on its Governance and Compensation Committees. Previously, Ms. Raff spent seven years on the Board of Directors of The Michaels Companies, Inc., including on its Audit and Compensation Committees, eight years on the Board of Directors of Group 1 Automotive, Inc., including on its Compensation Committee and as chair of its Governance & Nominating Committee, and ten years on the Board of Directors of Jo-Ann’s Stores, Inc., including on its Audit and Governance Committees and as chair of its Compensation Committee. Ms. Raff received her Bachelors of Business Administration from Boston University and her Masters of Business Administration from Drexel University. The Board selected Ms. Raff because of her executive leadership and management experience and extensive business and financial experience related to the retail industry.

As compensation for her service on the Board, Ms. Raff will receive the Company’s standard compensation for non-employee directors as disclosed in the Proxy Statement. There are no understandings or arrangements with any other person pursuant to which Ms. Raff was selected as a director, and Ms. Raff is not party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

The Board considered the independence of Ms. Raff under the applicable Nasdaq Listing Rules and concluded that she is an independent director under the applicable Nasdaq Listing Rules.

Additionally, effective as of the Effective Date, Allen I. Questrom stepped down as chairperson of the Governance Committee, to focus on his efforts as the Board’s Lead Director, and remains a member of the Governance Committee. Further, effective as of the Effective Date, the Board appointed Wendy A. Beck, an independent Class II director, to the Governance Committee to serve as its chairperson.

As a result of the Resignations and the appointments of Ms. Raff to the Board and the Compensation Committee and Ms. Beck to the Governance Committee, the Board is comprised of nine directors, including six independent directors, the Compensation Committee is comprised of five directors, including three independent directors, and the Governance Committee is comprised of four directors, including three independent directors. The Board approved a further decrease in the size of the Board from nine directors to eight directors and a decrease in the size of the Compensation Committee from five directors to four directors, effective upon the expiration of Mr. William S. Simon’s term as a Class I director on June 3, 2021. Following the expiration of Mr. Simon’s term and subject to stockholder approval of the director nominees standing for re-election at the Company’s Annual Meeting of Stockholders on June 3, 2021, the Board is expected to be comprised of eight directors, including six independent directors, and the Compensation Committee is expected to be comprised of four directors, including three independent directors; the director classes are expected to be as follows: Class I: Brian Marley, Tom Nealon and Nate Taylor; Class II: Wendy Beck and Allen Questrom; and Class III: Ken Hicks, Jeff Tweedy and Beryl Raff; and the members of the Audit, Compensation and Governance Committees are expected to be as follows:

	Audit Committee	Compensation Committee	Nominating and Governance Committee
Wendy A. Beck(I)*	X		Chair
Ken C. HicksC
Brian T. Marley(I)*	Chair
Tom M. Nealon(I)		X
Allen I. Questrom(I)*LD	X		X
Beryl B. Raff(I)		X
Nate H. Taylor		Chair	X
Jeff C. Tweedy(I)		X	X
C Chairman of the Board
(I) Independent Director
* SEC Audit Committee Financial Expert
LD Lead Director
X Member